Exhibit 99.1

Media Contact:	Bunge News Bureau Bunge 636-292-3022 news@bunge.com

Investor Contact:	Mark Haden Bunge Mark.Haden@bunge.com

Bunge and Viterra Complete Merger to Create Premier

Global Agribusiness Solutions Company

ST. LOUIS, MO – July 2, 2025 — Bunge Global SA (NYSE: BG) (“Bunge”) today announced the successful closing of its previously announced merger with Viterra Limited (“Viterra”), marking the creation of a premier global agribusiness solutions company for food, feed and fuel.

Greg Heckman, Bunge’s Chief Executive Officer said: “Today is a defining moment for our company and our global team as we complete this transformative business combination. I’m grateful to our colleagues whose energy, collaboration and commitment brought us to this milestone. Together, we’ve formed a stronger organization with enhanced capabilities and expertise to meet the evolving needs of our customers, maximize value for our stakeholders and fulfill our shared purpose to connect farmers to consumers to deliver food, feed and fuel to the world. Now, we begin the exciting work of bringing our teams and operations together, uniting our strengths to realize the full potential of this combination.”

Strategic and Financial Benefits of the Combination

•	Global, Fully Integrated Agribusiness Solutions Company: With Bunge’s and Viterra’s highly complementary asset footprints, the combined company will be positioned to connect farmers in the world’s largest production regions to areas with the fastest-growing consumption.

•	Enhanced Ability to Meet the Demands of Increasingly Complex Markets: Better balance of value chains across geographies, access to more key origination markets and a diversified agriculture network covering all major crops will enhance the combined company’s ability to provide solutions for end customers in any environment.

•	Proven Management Teams with Track Records of Value Creation: The combined organization brings together two world-class management teams and is well positioned to create meaningful value for all shareholders with its highly compelling financial profile.

•	Strong Financial Profile: The combination is expected to benefit from significant incremental network synergies across joint commercial opportunities, vertical integration efficiencies, and improved logistics optimization and trading optionality from a larger and broader network. The combined company expects to see relatively more stable cash flows from the larger, more diversified footprint. The improvement in the business risk and credit profile of the combined company is expected to drive capital structure efficiencies and cost of capital benefits.

Governance and Leadership

As previously announced, the combined company is led by Greg Heckman, Bunge’s Chief Executive Officer, and John Neppl, Bunge’s Chief Financial Officer. Viterra Chief Executive Officer David Mattiske joins the Bunge Executive Leadership Team in the role of Co-Chief Operating Officer alongside Julio Garros, most recently Bunge’s Co-President of Agribusiness. As co-COOs, they will jointly oversee commercial activities including the global commodity value chains, country/regional management teams, renewable fuels initiatives, regenerative agriculture solutions and industrial operations & safety.

Advisors

Bank of America Securities served as financial advisor and Latham & Watkins LLP acted as legal counsel to Bunge throughout the process.

About Bunge

At Bunge (NYSE: BG), our purpose is to connect farmers to consumers to deliver essential food, feed and fuel to the world. As a premier agribusiness solutions provider, our team of ~37,000 dedicated employees partner with farmers across the globe to move agricultural commodities from where they’re grown to where they’re needed—in faster, smarter, and more efficient ways. We are a world leader in grain origination, storage, distribution, oilseed processing and refining, offering a broad portfolio of plant-based oils, fats, and proteins. We work alongside our customers at both ends of the value chain to deliver quality products and develop tailored, innovative solutions that address evolving consumer needs. With 200+ years of experience and presence in over 50 countries, we are committed to strengthening global food security, advancing sustainability, and helping communities prosper where we operate. Bunge has its registered office in Geneva, Switzerland and its corporate headquarters in St. Louis, Missouri. Learn more at Bunge.com.

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward looking statements to encourage companies to provide prospective information to investors. This press release includes forward looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. Forward looking statements include all statements that are not historical in nature. You can identify these forward looking statements by the use of the words "may," "will," "should," "could," "expect," "anticipate," "believe," "plan," "intend," "estimate," "continue" and similar expressions. These forward-looking statements, which include those related to the risk that the closing of the acquisition of Viterra disrupts Bunge’s current business and financing plans and operations or diverts management’s attention from its ongoing business; the amount of costs, fees and expenses related to the acquisition of Viterra; the risk that the businesses will not be integrated successfully or that the combined company will not realize expected benefits, cost savings, accretion, synergies and/or growth, or that such benefits may take longer to realize than expected; other factors that could affect Bunge’s business such as, without limitation, the effects of weather conditions and the impact of crop and animal disease on Bunge’s business, the impact of global and regional economic, agricultural, financial and commodities market, political, social and health conditions, changes in government policies and laws affecting Bunge’s business, including agricultural and trade policies, financial markets regulation and environmental, tax and biofuels regulation, the impact of industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products that Bunge sells and uses in its business, fluctuations in energy and freight costs and competitive developments in its industries, and operational risks, including industrial accidents, natural disasters, pandemics or epidemics, wars and cybersecurity incidents; and other risks to consummation of the proposed Acquisition, are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements, which are described in our Securities and Exchange Commission filings, including those set forth in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025.

In light of these risks and uncertainties, you should not place undue reliance on any forward-looking statements contained in this press release. The forward looking statements included in this press release are made only as of the date of this press release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward looking statements to reflect new information or subsequent events or circumstances.